Exhibit 21.1

Subsidiaries of Penn National Gaming, Inc. (a Pennsylvania corporation)

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Alton Gaming Company (d/b/a Argosy Casino Alton)	Illinois
Argosy Gaming Company	Delaware
Bangor Historic Track, Inc. (d/b/a Hollywood Slots Hotel and Raceway)	Maine
Belle of Sioux City, L.P. (d/b/a Argosy Casino Sioux City)	Iowa
Beulah Park Gaming Ventures, Inc.	Ohio
BSL, Inc. (d/b/a Hollywood Casino at Bay St. Louis)	Mississippi
BTN, Inc. (d/b/a Boomtown Biloxi)	Mississippi
Casino Rama Services, Inc.	Ontario
CHC (Ontario) Supplies Limited	Nova Scotia
CHC Casinos Canada Limited	Nova Scotia
CHC Casinos Corp.	Florida
Columbus Gaming Ventures, Inc.	Ohio
Concord Gaming Ventures, LLC	Delaware
Crazy Horses, Inc.	Ohio
CRC Holdings, Inc.	Florida
Delvest Corp.	Delaware
Delvest Sub. Corp.	Delaware
eBetUSA.com, Inc.	Delaware
Empress Casino Joliet Corporation (d/b/a Empress Casino Hotel)	Illinois
Hollywood Casino Corporation	Delaware
Hollywood Casino—Aurora, Inc. (d/b/a Hollywood Casino Aurora)	Illinois
Houston Gaming Ventures, Inc.	Texas
HWCC—Tunica, Inc. (d/b/a Hollywood Casino Tunica)	Texas
Indiana Gaming Company, L.P. (d/b/a Hollywood Casino Lawrenceburg)	Indiana
Iowa Gaming Company	Iowa
Kansas Entertainment, LLC	Delaware
Kansas Penn Gaming LLC	Delaware
Louisiana Casino Cruises, Inc. (d/b/a Hollywood Casino Baton Rouge)	Louisiana
LV Gaming Ventures, Inc.	Nevada
Maryland Gaming Ventures, Inc.	Delaware
Maryland Racing Ventures, LLC.	Delaware
Mountainview Thoroughbred Racing Association (d/b/a Hollywood Casino at Penn National Race Course)	Pennsylvania
Nevada Gaming Ventures, Inc.	Nevada
Ohio Racing Company	Ohio
Penn Bullpen, Inc.	Colorado
Penn Bullwhackers Retail, LLC	Colorado
Penn Bullwhackers, Inc. (d/b/a Bullwhackers Casino)	Colorado
Penn Cecil Maryland, Inc.	Maryland
Penn Hollywood Kansas, Inc.	Delaware
Penn National GSFR, LLC	Delaware
Penn National Holding Company	Delaware
Penn Sanford, LLC (d/b/a Sanford-Orlando Kennel Club)	Delaware
Penn Ventures, LLC	Delaware
Pennsylvania National Turf Club, Inc. (d/b/a Hollywood Casino at Penn National Race Course)	Pennsylvania

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Pennwood Racing, Inc.	Delaware
PNGI Charles Town Gaming Limited Liability Company (d/b/a Charles Town Races & Slots)	West Virginia
Raceway Park, Inc. (d/b/a Raceway Park)	Ohio
SOKC, LLC (d/b/a Sanford-Orlando Kennel Club)	Delaware
The Indiana Gaming Company	Indiana
The Missouri Gaming Company (d/b/a Argosy Casino Riverside)	Missouri
Toledo Gaming Ventures, Inc.	Ohio
Zia Park LLC (d/b/a Black Gold Casino at Zia Park)	Delaware